As filed with the Securities and Exchange Commission on December 30, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

ADVISORS SERIES TRUST

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

VegTech Plant-based Innovation & Climate ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-17391

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 1141 under the Securities Act of 1933, as amended, and Amendment No. 1143 under the Investment Company Act of 1940, as amended, to the Registrant’s Registration Statement on Form N-1A (Commission File File Nos. 333-17391 and 811-07959), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-24-001281) on February 27, 2024 which is incorporated herein by reference.

The Trust currently consists of 33 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

VegTech Plant-based Innovation & Climate ETF	87-2984591

Item 2.    Exhibits

A.
Agreement and Declaration of Trust dated October 18, 2018, was previously filed with Post-Effective Amendment No. 866 to the Trust’s Registration Statement on Form N-1A on January 23, 2019, and is incorporated herein by reference.

B.
Amended and Restated By-Laws dated March 23, 2023, were previously filed with Post-Effective Amendment No. 1125 to the Trust’s Registration Statement on Form N-1A on March 31, 2023, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Advisors Series Trust

December 30, 2024

/s/ Lillian A. Kabakali
Lillian A. Kabakali Secretary